Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2025, relating to the financial statements of Willis Towers Watson Public Limited Company and the effectiveness of Willis Towers Watson Public Limited Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Willis Towers Watson Public Limited Company for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Philadelphia, PA

January 28, 2026

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